      As filed with the Securities and Exchange Commission on May 12, 1999
                                                 Registration No. 333-________
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D. C. 20549

                                    Form S-8

                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                               CAREERBUILDER, INC.
             (Exact name of registrant as specified in its charter)

          DELAWARE                                         54-1779164
(State or other jurisdiction of                         (I.R.S. Employer
incorporation or organization)                       Identification Number)

     11495 SUNSET HILLS ROAD, RESTON, VIRGINIA                20190
      (Address of Principal Executive Offices)              (Zip Code)

        1999 EMPLOYEE STOCK PURCHASE PLAN, STOCK OPTION PLAN, 1999 STOCK
         INCENTIVE PLAN AND 1999 NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN
                            (Full title of the Plan)

                               ROBERT J. MCGOVERN
          CHAIRMAN OF THE BOARD, PRESIDENT AND CHIEF EXECUTIVE OFFICER
                               CAREERBUILDER, INC.
                             11495 SUNSET HILLS ROAD
                             RESTON, VIRGINIA 20190
                     (Name and address of agent for service)

                                 (703) 709-1001
          (Telephone number, including area code, of agent for service)

                                   CALCULATION OF REGISTRATION FEE
======================================================================================================
                           Number of     Proposed maximum       Proposed maximum        Amount of
Title of securities        Shares to      offering price       aggregate offering      registration
  to be registered       be Registered      per share                price                 fee
------------------------------------------------------------------------------------------------------

Common Stock $.001
   par value               3,300,000       $13.00 (1)            $42,900,000             $11,926

======================================================================================================

(1) Such price reflects the Company's initial public offering price.

PART I.     INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

     The information required by Part I is included in documents sent or given to participants in the 1999 Employee Stock Purchase Plan, Stock Option Plan, 1999 Stock Incentive Plan and 1999 Non-Employee Director Stock Option Plan, pursuant to Rule 428(b)(1) under the Securities Act of 1933, as amended (the "Securities Act").

PART II.    INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

     Item 3. Incorporation of Documents by Reference.

     CareerBuilder, Inc. (the "Registrant") is subject to the informational and reporting requirements of Sections 13(a), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission. The following documents, which are on file with the Securities and Exchange Commission, are incorporated in this Registration Statement by reference:

          (a) The Registrant's latest annual report filed pursuant to Section 13(a) or 15(d) of the Exchange Act or the latest prospectus filed pursuant to Rule 424(b) under the Securities Act, that contains audited financial statements for the Registrant's latest fiscal year for which such statements have been filed.

          (b) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the document referred to in (a) above.

          (c) The description of the common stock of the Registrant, $.001 par value per share (the "Common Stock"), which is contained in a registration statement filed under the Exchange Act, including any amendment or report filed for the purpose of updating such description.

     All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all shares offered hereby have been sold or which deregisters all shares then remaining unsold, shall be deemed to be incorporated in this Registration Statement by reference and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this Registration Statement to the extent a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

     Item 4. Description of Securities.

     Not applicable.

     Item 5. Interests of Named Experts and Counsel.

     Not Applicable.

     Item 6. Indemnification of Directors and Officers.

     Article Eighth of the Registrant's Amended and Restated Certificate of Incorporation (the "Restated Certificate of Incorporation") provides that no director of the Registrant shall be personally liable for any monetary damages for any breach of fiduciary duty as a director, except to the extent that the Delaware General Corporation Law prohibits the elimination or limitation of liability of directors for breach of fiduciary duty.

     Article Ninth of the Registrant's Restated Certificate of Incorporation provides that a director or officer of the Registrant (a) shall be indemnified by the Registrant against all expenses (including attorneys' fees), judgments, fines and amounts paid in settlement incurred in connection with any litigation or other legal proceeding (other than an action by or in the right of the Registrant) brought against him by virtue of his position as a director or officer of the Registrant if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Registrant, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful and (b) shall be indemnified by the Registrant against all expenses (including attorneys' fees) and amounts paid in settlement incurred in connection with any action by or in the right of the Registrant brought against him by virtue of his position as a director or officer of the Registrant if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Registrant, except that no indemnification shall be made with respect to any matter as to which such person shall have been adjudged to be liable to the Registrant, unless a court determines that, despite such adjudication but in view of all of the circumstances, he is entitled to indemnification of such expenses. Notwithstanding the foregoing, to the extent that a director or officer has been successful, on the merits or otherwise, including, without limitation, the dismissal of an action without prejudice, he is required to be indemnified by the Registrant against all expenses (including attorneys' fees) incurred in connection therewith. Expenses shall be advanced to a director or officer at his request, provided that he undertakes to repay the amount advanced if it is ultimately determined that he is not entitled to indemnification for such expenses.

     Indemnification is required to be made unless the Registrant determines that the applicable standard of conduct required for indemnification has not been met. In the event of a determination by the Registrant that the director or officer did not meet the applicable standard of conduct required for indemnification, or if the Registrant fails to make an indemnification payment within 60 days after such payment is claimed by such person, such person is permitted to petition the court to make an independent determination as to whether such person is entitled to indemnification. As a condition precedent to the right of indemnification, the director or officer must give the Registrant notice of the action for which indemnity is sought and the Registrant has the right to participate in such action or assume the defense thereof.

     Article Ninth of the Registrant's Restated Certificate of Incorporation further provides that the indemnification provided therein is not exclusive, and provides that in the event that the Delaware General Corporation Law is amended to expand the indemnification permitted to directors or officers, then the Registrant must indemnify those persons to the fullest extent permitted by such law as so amended.

     Section 145 of the Delaware General Corporation Law provides that a corporation has the power to indemnify a director, officer, employee or agent of the corporation and certain other persons serving at the request of the corporation in related capacities against amounts paid and expenses incurred in connection with an action or proceeding to which he is or is threatened to be made a party by reason of such position, if such person shall have acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, in any criminal proceeding, if such person had no reasonable cause to believe his conduct was unlawful; provided that, in the case of actions brought by or in the right of the corporation, no indemnification shall be made with respect to any matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the adjudicating court determines that such indemnification is proper under the circumstances.

     Under Section 7 of the Underwriting Agreement, the Underwriters are obligated, under certain circumstances, to indemnify directors and officers of the Registrant against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the "Securities Act"). Reference is made to the form of Underwriting Agreement filed as Exhibit 1 hereto.

     The Registrant intends to purchase an insurance policy insuring the officers and directors of the Registrant against certain liabilities incurred by them in the discharge of their functions as such officers and directors, including liabilities under the Securities Act.

     Item 7. Exemption from Registration Claimed.

     Not applicable.

     Item 8. Exhibits.

     The Exhibit Index immediately preceding the exhibits is attached hereto and incorporated herein by reference.

     Item 9. Undertakings.

     1. The Registrant hereby undertakes:

        (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

        (b) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

           (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        2. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        3. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

        Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Reston, Virginia, on the 11th day of May, 1999.

                                      CAREERBUILDER, INC.


                                      By:  /s/ JAMES A. THOLEN
                                           ------------------------------
                                           James A. Tholen
                                           Senior Vice President, Chief
                                               Financial Officer and Secretary

                                POWER OF ATTORNEY

     We, the undersigned officers and directors of CareerBuilder, Inc., hereby severally constitute Robert J. McGovern, James A. Tholen and David Sylvester and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, the Registration Statement on Form S-8 filed herewith and any and all subsequent amendments to said Registration Statement, and generally to do all such things in our names and behalf in our capacities as officers and directors to enable CareerBuilder, Inc. to comply with all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by said attorneys, or any of them, to said Registration Statement and any and all amendments thereto.

     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature                           Title                                      Date
---------                           -----                                      ----
/s/ ROBERT J. MCGOVERN           Chairman of the Board, President           May 11, 1999
--------------------------         and Chief Executive Officer
Robert J. McGovern                 (Principal Executive Officer)

/s/ JAMES A. THOLEN              Director (Principal Financial and          May 11, 1999
--------------------------          Accounting Officer)
James A. Tholen


/s/ PETER BARRIS                 Director                                   May 11, 1999
--------------------------
Peter Barris


/s/ GARY C. BUTLER               Director                                   May 11, 1999
--------------------------
Gary C. Butler


/s/ D. JARRETT COLLINS           Director                                   May 11, 1999
--------------------------
D. Jarrett Collins


/s/ J. NEIL WEINTRAUT            Director                                   May 11, 1999
--------------------------
J. Neil Weintraut


/s/ DAVID C. WETMORE             Director                                   May 11, 1999
--------------------------
David C. Wetmore

                                  EXHIBIT INDEX

Exhibit
Number      Description
-------     -----------
4.1*        Certificate of Incorporation of the Registrant.

4.2*        Form of Amended and Restated Certificate of Incorporation of the Registrant.

4.3*        By-Laws of the Registrant.

4.4*        Form of Amended and Restated By-Laws of the Registrant.

4.5*        Specimen certificate for shares of Common Stock.

5.1         Opinion of Hale and Dorr LLP.

23.1        Consent of Hale and Dorr LLP (included in Exhibit 5.1).

23.2        Consent of KPMG LLP.

24.1 Power of Attorney (included on the signature page of this Registration Statement).


* Incorporated by reference herein from Exhibits to the Registrant's Registration Statement on Form S-1 (File No. 333-73469) as declared effective by the Commission on May 11, 1999.